                                                                   Exhibit 1.1


                         Calamos Asset Management, Inc.


          18,000,000 Shares plus an option to purchase from the Company up to 2,700,000 additional Securities to cover over-allotments
                              Class A Common Stock
                                ($0.01 par value)

                             Underwriting Agreement

                                                             New York, New York
                                                              October [-], 2004

Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      Calamos Asset Management, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 18,000,000 shares of Class A Common Stock, $0.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 2,700,000 additional shares of Common Stock to cover over-allotments (the "Option Securities;" the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

      1. Representations and Warranties.

         (i) The Company, Calamos Holdings LLC (the "Operating Company") and Calamos Family Partners, Inc. ("CFP") jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this
Section 1.

            (a) The Company has prepared and filed with the Commission a registration statement (file number 333-117847) on Form S-1, including a related preliminary prospectus, for registration



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                                                                               2



      under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, each including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein pursuant to Section 5(i)(a) hereof.

            (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Securities are purchased by the Underwriters pursuant to Section 2(b), if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus together with any supplement thereto (or any prospectus wrapper) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, the Operating Company and CFP make no representations or warranties as to the information contained in or omitted from the Registration Statement (or any amendment thereto), or the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the


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                                                                               3


     Representatives specifically for inclusion in the Registration Statement
      (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            (c) Each of the Company, the Operating Company and the designated subsidiaries of the Company and the Operating Company listed on Exhibit A hereto (the "Designated Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company, as the case may be, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or to be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company, the Operating Company and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business ("Material Adverse Effect"), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (d) All the outstanding membership interests and shares of capital stock, as applicable, of the Operating Company and each Designated Subsidiary of the Company and the Operating Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding membership interests and shares of capital stock, as applicable, of the Operating Company and of each Designated Subsidiary of the Company and the Operating Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

            (e) The Company's and the Operating Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company and the membership interests of the Operating Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; neither the holders of outstanding shares of


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                                                                               4


      capital stock of the Company nor the holders of outstanding membership interests of the Operating Company are entitled to preemptive or other rights to subscribe for the Securities or membership interests of the Operating Company; and, except as set forth, or contemplated, in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or the Operating Company are outstanding.

            (f) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Regulatory Environment" and "Description of Capital Stock" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The discussion in the Prospectus under the heading "U.S. Federal Income Tax Considerations," insofar as such discussion represents legal conclusions or statements of U.S. ferderal income tax law, subject to the limitations and conditions set forth therein, provides a fair summary of the legal matters referred to therein in all material respects.

            (g) This Agreement has been duly authorized, executed and delivered by the Company, the Operating Company and CFP.

            (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company, the Operating Company, CFP or any of their respective subsidiaries is required to be made or obtained for the performance by the Company, the Operating Company or CFP of their respective obligations in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

            (j) Neither the issue and sale of the Securities by the Company nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict



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                                                                              5

      with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Company, or any of their respective Designated Subsidiaries or CFP pursuant to, (i) the charter, by-laws or limited liability company agreement (or similar organizational document) of the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP or any of its or their properties; except, with respect to sub-clauses (ii) and (iii) above, where such conflict, breach, violation or imposition would not result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (k) Other than as described in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            (l) The consolidated historical financial statements and schedules of Calamos Holdings, Inc. and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Calamos Holdings, Inc. as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Act for registration statements on Form S-1 and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Consolidated Financial Information and Other Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements of the Company included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments have been properly applied, in all material respects, to the applicable historical amounts in the compilation of those statements. The pro forma financial statements included in the Prospectus and the Registration




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                                                                               6


      Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act for pro forma financial statements included in registration statements on Form S-1.

            (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP or the Company's, the Operating Company's or their respective Designated Subsidiaries' or CFP's property is pending or, to the knowledge of the Company, the Operating Company or CFP, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (n) Prior to the transactions described under "Reorganization and Holding Company Structure" in the Prospectus, CFP owned or leased all such property as are necessary to the conduct of its operations, except where the failure to do so would not result in a Material Adverse Effect. After the transactions described under "Reorganization and Holding Company Structure" in the Prospectus, each of the Company, the Operating Company and each of their respective Designated Subsidiaries will own or lease in the aggregate all such properties as are necessary to the conduct of their operations, except where the failure to do so would not result in a Material Adverse Effect.

            (o) None of the Company, the Operating Company or any of their respective Designated Subsidiaries or CFP is in violation or default of
      (i) any provision of its charter, bylaws or limited liability company agreement (or similar organizational document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Company or such Designated Subsidiary or CFP or any of its properties, as applicable; except, with respect to sub-clauses (ii) and
      (iii) above, where such violation or default would not result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (p) KPMG LLP, who have certified certain financial statements of Calamos Holdings, Inc. and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the




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                                                                               7


      Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            (q) Each of the Company, the Operating Company and their respective Designated Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it by an applicable taxing authority or agency, to the extent that any of the foregoing is due and payable (taking into account all relevant extensions), except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (r) No labor problem or dispute with the employees of the Company, the Operating Company or any of their respective Designated Subsidiaries exists or, to the knowledge of the Company, the Operating Company or CFP is threatened or imminent.

            (s) The Company, the Operating Company and each of their respective Designated Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Operating Company or any of their respective Designated Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (t) Other than as set forth in Section 10.1 of the Note Purchase Agreement dated April 29, 2004 between the Operating Company and the note purchasers named therein, neither the Operating Company nor any subsidiary of the Company or the Operating Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).


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                                                                               8


            (u) The Company, the Operating Company and their respective Designated Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where failure to do so would not result in a Material Adverse Effect, and none of the Company, the Operating Company or any of their respective Designated Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (v) The Company, the Operating Company and each of their respective Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) There is and has been no failure on the part of the Company and any of the Company's directors or officers or the Operating Company and any of the Operating Company's directors or officers, in their capacities as such, to comply with any provision presently applicable to it of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and, the Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes Oxley Act upon the effectiveness of such provisions in relation to the Company.

            (x) The Company, the Operating Company and their respective Designated Subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, adequate patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's and the Operating Company's business as now conducted or as proposed in the Prospectus to be conducted. None of the Company, the Operating Company or any of their respective Designated Subsidiaries has received any written notice of infringement of or conflict with asserted rights of


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                                                                               9


      others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, the Operating Company and their respective Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (y) Prior to the Execution Time, the transactions described as the "Formation Transaction" under the caption "Reorganization and Holding Company Structure" contained in the Prospectus shall have been completed.

            (z) Prior to the Execution Time, the Company's certificate of incorporation will be amended and restated in the manner described under the caption "Reorganization and Holding Company Structure."

            (aa) Neither the Company nor the Operating Company is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Company's and the Operating Company's subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus; each subsidiary of the Company and the Operating Company that is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") has adopted a written compliance program reasonably designed to ensure compliance with the Advisers Act and has appointed a chief compliance officer.

            (bb) Neither the Company nor the Operating Company is a party to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company's or the Operating Company's subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and, solely with respect to investment advisory agreements, in compliance with the applicable provisions of the


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                                                                              10



      Advisers Act and, solely with respect to distribution agreements, in compliance with the Investment Company Act, except for any failures to be so in compliance that, individually or in the aggregate, would not reasonably have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and none of the Company's or the Operating Company's subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (cc) Neither the Company nor the Operating Company advises any funds; each fund advised by any of the Company's or the Operating Company's subsidiaries (a "Fund" or the "Funds") and which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act, except for any failures to be so registered that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and each such Fund has adopted a written compliance program reasonably designed to ensure compliance with Federal Securities Laws (as defined below), including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator and transfer agent of the Fund, and has appointed a chief compliance officer. "Federal Securities Laws" shall mean the Investment Company Act, the Advisers Act, the Act, the Exchange Act, the Sarbanes Oxley Act, Title V of the Gramm-Leach Bliley Act and the rules adopted by the Commission thereunder, as well as certain applicable provisions under the Bank Secrecy Act and any rules adopted thereunder by the Commission or the Department of the Treasury.

            (dd) Consummation of the transactions contemplated by this Agreement, including the transactions described as the "Formation Transaction" under the caption "Reorganization and Holding Company Structure" contained in the Prospectus, will not constitute an "assignment" within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder)[ of any of the investment advisory contracts to which any of the Operating Company's subsidiaries is a party]; nor will consummation of such transactions adversely affect in any material respect the ability of the Company, the Operating Company and their respective subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Prospectus, including, but not limited to, providing investment advisory services to clients and mutual funds, whether or not such funds are registered under the Investment Company Act.

      Any certificate signed by any officer of the Company, the Operating Company or CFP and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, the Operating Company or CFP, as the case may be, as to matters covered thereby, to each Underwriter.

      2. Purchase and Sale.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[-] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto, plus any additional number of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,700,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is 2,700,000. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

      3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November [-], 2004, or at such time on such later date not more than three Business
Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

      If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall not be earlier than two Business Days nor later than five Business Days after the exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

      5. Agreements.

         (i) The Company agrees with the several Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) The Company will comply with the Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will
      (1) notify each of the Underwriters in writing of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request. The Underwriters agree severally that, upon receipt from the Company of any such written notice, such Underwriter will immediately discontinue any offer or sale of the Securities until such Underwriter has received such amendment or supplement or until such Underwriter is advised by the Company in writing that the use of the then existing Prospectus may be resumed.

            (c) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representatives and counsel for the Underwriters three signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The copies of the Registration Statement furnished to the Representatives and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch & Co., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the

      Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and file a registration statement with respect to such Common Stock and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

            (g) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (h) The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the Nasdaq National Market.

            (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states in accordance with Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred for or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities [(except where such transportation and other expenses are incurred jointly by the Underwriters and the Company, in which case, all parties shall bear their proportional shares of such expenses)]; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of their obligations hereunder.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Operating Company and CFP contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company, the Operating Company and CFP made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Operating Company and CFP of their respective obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company, the Operating Company or CFP, threatened.

            (b) The Company shall have requested and caused Shearman & Sterling LLP and Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Company, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Representatives, attached hereto as Schedule A and Schedule B, respectively.

            (c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and CFP shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (d) Each of the Company, the Operating Company and CFP shall have furnished to the Representatives a certificate, signed by its Chairman of the Board or the President and its principal financial or accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (1) the representations and warranties of the Company, the Operating Company and CFP in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company, the Operating Company and CFP complied with all the agreements and satisfied all the conditions on their parts to be performed or satisfied at or prior to the Closing Date;

                  (2) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's, the Operating Company's or CFP's, as applicable, knowledge, threatened; and

                  (3) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company, the Operating Company and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

                  (1) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                  (2) on the basis of a reading of the latest unaudited financial statements made available by the Company, the Operating Company and their respective subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors of the Company, the Operating Company and their respective subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, the Operating Company and their respective subsidiaries as to transactions and events subsequent to June 30, 2004, nothing came to their attention which caused them to believe that:

                        (A) any unaudited financial statements included in the
                  Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                        (B) with respect to the period subsequent to June 30,
                  2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the Company, the Operating Company and their respective subsidiaries on a consolidated basis as compared with the amounts shown on the June 30, 2004 audited consolidated statement of financial condition included in the Registration Statement and the Prospectus, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in the total or per-share amounts of income or of net income, except in all instances for changes or decreases set forth in such letter; or

                        (C) the information included in the Registration
                  Statement and Prospectus in response to, Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity in all material respects with the applicable disclosure requirements of Regulation S-K.

                  (3) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting or financial (which is limited to accounting or financial information derived from the general accounting records of the Company, the Operating Company and their respective subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company, the Operating Company and their respective subsidiaries, excluding any questions of legal interpretation.

                  (4) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and the Operating Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

      References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

            (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, the Operating Company and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

            (g) Prior to the Closing Date, the Company, the Operating Company and CFP shall have furnished to counsel for the Underwriters such further information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein.

            (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (i) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

            (j) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each officer and director of the Company and CFP and the stockholders of CFP addressed to the Representatives.

            (l) Prior to the Execution Time, the formation transactions described under the caption "Reorganization and Holding Company Structure" contained in the Prospectus shall have been completed and satisfactory evidence of such actions shall have been provided to the Representatives.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at 4 Times Square, New York, New York, on the Closing Date.

      7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company, the Operating Company or CFP to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company, the Operating Company or CFP will reimburse the Underwriters through Citigroup Global Markets Inc. and Merrill Lynch & Co. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and Fried, Frank, Harris, Shriver & Jacobson LLP) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

      8. Indemnification and Contribution.

            (a) The Company, the Operating Company and CFP jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Operating Company and CFP will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Operating Company or CFP may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Operating Company, CFP, each of their respective directors, officers and employees, and each person who controls the Company, the Operating Company and CFP within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, the Operating Company and CFP acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ not more than one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,

      (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
      (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) In the event that the indemnity provided in paragraph (a),(b) or
      (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Company and CFP, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Operating Company, CFP and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Company and CFP on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Company and CFP, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Company and CFP on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Operating Company and CFP shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Company or CFP on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Company, CFP and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer and employee of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Operating Company or CFP within the meaning of either the Act or the Exchange Act, each officer and employee of the Company and each director of the Company, the Operating Company and CFP shall have the same rights to contribution as the Company, the Operating Company or CFP, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (e).

            (e) The liability of CFP under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the gross proceeds received by CFP from the Company for membership interests in the Operating Company as described under the caption "Reorganization and Holding Company Structure" contained in the Prospectus. The Company, the Operating Company and CFP may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

      9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, CFP, the Operating Company or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Company, CFP and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) there shall have occurred a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Company and their respective subsidiaries, taken as whole, whether or not arising in the ordinary course of business, (ii) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto) or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

      11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, or its officers, of the Operating Company, or its officers, of CFP, or its officer, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, CFP, the Operating Company or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

       12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel and Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080, Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, Attention:
Gary P. Cullen, Esq.; or, if sent to the Company, the Operating Company or CFP, will be mailed, delivered or telefaxed to (630) 254-6343 and confirmed to it at 1111 E. Warrenville Road, Naperville, Illinois 60563, attention of the Legal Department, with a copy to Shearman Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (fax: (212) 848-7179), attention Michael J. Schiavone, Esq.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

      15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

      16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

      17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.


            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

            "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Company, CFP and the several Underwriters.

                                           Very truly yours,

                                           Calamos Asset Management, Inc.


                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

                                           Calamos Holdings LLC

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

                                           Calamos Family Partners, Inc.


                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Merrill Lynch & Co
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: Citigroup Global Markets Inc.

By:
    ------------------------------
    Name:
    Title:


For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE A


      Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus.

            (ii) Holdings is a limited liability company duly formed, validly existing and in good standing under the law of the State of Delaware with limited liability company power and authority under such law to conduct its business as described in the Prospectus.

            (iii) CFP is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus.

            (iv) The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

            (v) Holdings (a) has the limited liability company power to execute, deliver and perform the Underwriting Agreement and (b) has taken all limited liability company action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

            (vi) CFP (a) has the corporate power to execute, deliver and perform the Underwriting Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

            (vii) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents specified in Schedule B, is required for the due execution, delivery or performance by the Company, Holdings or CFP of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

            (viii) The Underwriting Agreement has been duly executed and delivered by each of the Company, Holdings and CFP.

            (ix) The Shares have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting

      Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of the Company or any agreement listed in Schedule B.

            (x) The Company has an actual authorized and outstanding capitalization as set for in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully-paid and non-assessable.

            (xi) All of the outstanding membership interests in Holdings have been duly authorized and validly issued and are fully paid.

            (xii) The statements in the Prospectus under the caption "Business -- Regulatory Environment", "Description of Capital Stock" and "U.S. Federal Income Tax Considerations", in each case, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the legal matters or documents referred to therein.

            (xiii) The Company is not and, after issuance of the shares and the use of the proceeds therefrom as described in the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

            (xiv) To our knowledge, without investigation, there is no action, suit, investigation, litigation or proceeding against the Company, Holdings or CFP, pending or threatened before any court, governmental agency or arbitrator that challenges the legality, validity or enforceability of the Underwriting Agreement.

            (xv) The execution and delivery by the Company, Holdings and CFP of the Underwriting Agreement, and the performance by each of the Company, Holdings and CFP of its respective obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company's certificate of incorporation or by-laws, Holdings's limited liability company agreement, or CFP's certificate of incorporation or by-laws (b) result in a violation of Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award listed in Schedule B or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company, Holdings or CFP under, or result in or require the creation of any lien upon or security interest in any property of the Company, Holdings or CFP pursuant to the terms of, any agreement or document listed in Schedule B.

                                   SCHEDULE B


       Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

(1) each of the Subsidiary LLCs has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of the State of Illinois;

(2) all the outstanding membership interests of the Subsidiary LLCs have been duly and validly authorized and issued and are fully paid and nonassessable, and, based solely upon a review of each Subsidiary LLC's transfer records and (a) except as otherwise set forth in the Prospectus, and (b) except as may be provided in that certain note purchase agreement governing the terms of the 5.24% senior unsecured notes due April 29, 2011 issued by Family Partners and subsequently contributed to Holdings, all outstanding membership interests of the Subsidiary LLCs are owned of record by Holdings, free and clear of any perfected security interest;

(3) the Company and Holdings are duly qualified to do business in the State of Illinois as a foreign corporation and a foreign limited liability company, respectively, and are in good standing under the laws of the State of Illinois;

(4) consummation of the transactions contemplated by this Agreement, including the transactions described under the caption "Reorganization and Holding Company Structure" contained in the Prospectus, will not constitute an "assignment", within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder);

(5) (a) neither the Company nor Holdings is required to be registered, licensed or qualified as an investment adviser or a broker-dealer; (b) each of the Predecessors (i) that was required to be registered as an investment adviser under the Advisers Act immediately prior to the effective time of the Reorganization was so registered (and such registration was in full force and effect at such time) and (ii) that was required to be registered as a broker-dealer under the Exchange Act immediately prior to the effective time of the Reorganization was so registered (and such registration was in full force and effect at such time); (c) each of the Subsidiary LLCs that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer under the Advisers Act, the Exchange Act or in any State in which the conduct of its business requires such registration, licensing or qualification has made filings to succeed by amendment to the registration of its respective Predecessor following the effective time of the Reorganization, except where any such failure to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Calamos, taken as a whole, whether or not arising from transactions in the ordinary course of business; and

(6) each fund listed on Schedule A attached hereto which is required to be registered with the Commission as an investment company under the Investment Company Act is so registered.

                                   SCHEDULE I




UNDERWRITERS                                   NUMBER OF UNDERWRITTEN SECURITIES
                                               TO BE PURCHASED







                                                                   -------------
Total
                                                                   =============

                                                                       EXHIBIT A



                            Designated Subsidiaries


Calamos Holdings LLC
Calamos Advisors LLC
Calamos Financial Services LLC
Calamos Partners LLC
Calamos Property Management LLC




















                                  Exhibit A-1

                                                                       EXHIBIT B


            [Letterhead of officer, director or major stockholder of
                         Calamos Asset Management, Inc.]
                         Calamos Asset Management, Inc.
                     Public Offering of Class A Common Stock


                                                              October  [-], 2004


Citigroup Global Markets Inc.
Merrill Lynch & Co
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Calamos Asset Management, Inc., a Delaware corporation (the "Company"), Calamos Holdings, LLC, Calamos Family Partners, Inc. and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch & Co., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of [180][365] days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and Merrill Lynch & Co., provided, however, that the foregoing restrictions shall not preclude or otherwise limit (i) the exercise of an option to purchase shares of Common Stock, (ii) the sale or transfer of shares of Common Stock to the Company to satisfy any payment or withholding obligations in connection with the exercise of an option to purchase Common Stock or (iii) transfers (A) pursuant to the laws of descent or distribution, (B) to any immediate family member of the undersigned who agrees to be



                                  Exhibit B-1
bound by the restrictions of this letter, (C) to any trust for the benefit of the undersigned or the undersigned's immediate family members that agrees to be bound by the restrictions in this letter or (D) from any trust for the benefit of the undersigned or the undersigned's immediate family members pursuant to the trust's terms, to its beneficiaries who agree to be bound by the restrictions in this letter.

      If (i) during the last 17 days of the Restricted Period the Company issues an earnings release, or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                         Yours very truly,


                                         [Signature of officer, director or
                                         major stockholder]

[Name and address of officer, director or major stockholder]








                                  Exhibit B-2